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                                                                   Exhibit 99_B6

                            DISTRIBUTING AGREEMENT
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     DISTRIBUTING AGREEMENT, dated as of January 1, 1993, between SELIGMAN CASH
MANAGEMENT FUND, INC., a Maryland corporation (the "Fund"), and SELIGMAN FINANCIAL SERVICES, INC., a Delaware corporation ("Seligman Financial Services").

     In consideration of the mutual agreements herein made, the parties hereto agree as follows:

1.   Exclusive Distributor.  The Fund hereby agrees that Seligman Financial
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     Services shall be for the period of this Agreement exclusive agent for distribution within the United States and its territories, and Seligman Financial Services agrees to use its best efforts during such period to effect such distribution of shares of Capital Stock ("Shares") of the Fund; provided, however, that nothing herein shall prevent the Fund, if it so
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     elects, from selling or otherwise distributing its Shares directly to any persons other than dealers. The Fund understands that Seligman Financial Services also acts as agent for distribution of the shares of capital stock or beneficial interest of other open-end investment companies which have entered into management agreements with J. & W. Seligman & Co. Incorporated (the "Manager").

2.   Sales of Shares.  Seligman Financial Services is authorized, as agent for
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     the Fund and not as principal, (a) to sell Shares of the Fund to such dealers as Seligman Financial Services may select pursuant to the terms of written sales agreements (which may also relate to sales of shares of capital stock or shares of beneficial interest of other open-end investment companies which have entered into management agreements with the Manager), in form or forms approved by the Fund, and (b) to sell Shares of the Fund to other purchasers on such terms as may be provided in the then current prospectus of the Fund relating to such Shares; provided, however, that no
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     sales of Shares shall be confirmed by Seligman Financial Services at any time when, according to advice received by Seligman Financial Services from the Fund, the officers of the Fund have for any reason sufficient to them temporarily or permanently suspended or discontinued the sale and issuance of the Shares. Each sale of Shares shall be effected by Seligman Financial Services only at the applicable price determined by the Fund in the manner prescribed in its then current prospectus relating to such Shares.
     Seligman Financial Services shall comply with all applicable laws, rules and regulations including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to Section 22 of the Investment Company Act of 1940 (the "1940 Act") by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

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     The Fund agrees, as long as its Shares may legally be issued, to fill all orders confirmed by Seligman Financial Services in accordance with the provisions of this Agreement.

3.   Repurchase Agent.  Seligman Financial Services is authorized, as agent for
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     the Fund and not as principal, to accept offers for resale to the Fund and to repurchase on behalf of the Fund Shares of each series of the Fund at net asset values determined by the Fund in conformity with its then current prospectus relating to such Shares.

4.   Compensation.  As compensation for the services of Seligman Financial
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     Services under this Agreement, Seligman Financial Services shall be entitled to receive the sales charge, determined in conformity with the Fund's then current prospectus relating to such Shares, on all sales of Shares of the Fund confirmed by Seligman Financial Services hereunder and for which payment has been received, less the dealers' concession allowed in respect of such sales. In addition, in accordance with the terms of the Fund's Administration, Shareholder Services and Distribution Plans (the "Plans"), each of the series of the Fund may make payments from time to time to Seligman Financial Services in accordance with the terms and limitations of, and for the purposes set forth in the Plans.

5.   Expenses.  Seligman Financial Services agrees promptly to pay or reimburse
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     the Fund for all expenses (except expenses incurred by the Fund in connection with the preparation, printing and distribution of any prospectus or report or other communication to shareholders, to the extent that such expenses are incurred to effect compliance with any Federal or State law or to enable such distribution to shareholder(s) (a) of printing and distributing copies of any prospectus and of preparing, printing and distributing any other material used by Seligman Financial Services in connection with offering Shares of the Fund for sale, and (b) of advertising in connection with such offering. The Fund agrees to pay all expenses in connection with the registration of Shares of the Fund under the Securities Act of 1933 (the "Act"), all fees and related expenses which may be incurred in connection with the qualification of Shares of the Fund for sale in such States (as well as the District of Columbia, Puerto Rico and other territories) as Seligman Financial Services may designate, and all expenses in connection with maintaining facilities for the issue and transfer of its Shares, of supplying information, prices and other data to be furnished by it hereunder, and through Union Data Service Center, Inc., of all data processing and related services related to the share distribution activity contemplated hereby.

     The Fund agrees to execute such documents and to furnish such information as may be reasonably necessary, in the discretion of the Directors of the Fund, in

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     connection with the qualification of Shares of the Fund for sale in such
     States (as well as the District of Columbia, Puerto Rico and other territories) as Seligman Financial Services may designate. Seligman Financial Services also agrees to pay all fees and related expenses connected with its own qualification as a broker or dealer under Federal or State laws and, except as otherwise specifically provided in this Agreement or agreed to by the Fund, all other expenses incurred by Seligman Financial Services in connection with the sale of Shares of the Fund as contemplated in this Agreement (including the expenses of qualifying the Fund as a dealer or broker under the laws of such States as may be designated by Seligman Financial Services, if deemed necessary or advisable by the Fund).

     It is understood and agreed that any payments made to Seligman Financial Services pursuant to the Plans may be used to defray some or all of the expenses incurred by Seligman Financial Services pursuant to this Agreement.

6.   Prospectus and Other Information.  The Fund represents and warrants to and
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     agrees with Seligman Financial Services that:

     (a) A registration statement, including one or more prospectuses relating to the Shares, has been filed by the Fund under the Act and has become effective. Such registration statement, as now in effect and as from time to time hereafter amended, and also any other registration statement relating to the Shares which may be filed by the Fund under the Act which shall become effective, is herein referred to as the "Registration Statement", and any prospectus or prospectuses filed by the Fund as a part of the Registration Statement, as the "Prospectus".

     (b) At all times during the term of this Agreement, except when the officers of the Fund have suspended or discontinued the sale and issuance of Shares of the Fund as contemplated by Section 2 hereof, the Registration Statement and Prospectus will conform in all respects to the requirements of the Act and the rules and regulations of the Securities and Exchange Commission, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, except that the foregoing does not apply to any statements or omissions in either of such documents based upon written information furnished to the Fund by Seligman Financial Services specifically for use therein.

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     The Fund agrees to prepare and furnish to Seligman Financial Services from time to time a copy of its Prospectus, and authorizes Seligman Financial Services to use such Prospectus, in the form furnished to Seligman Financial Services from time to time, in connection with the sale of the Fund's Shares. The Fund also agrees to furnish Seligman Financial Services from time to time, for use in connection with the sale of such Shares, such information with respect to the Fund and its Shares as Seligman Financial Services may reasonably request.

7.   Reports.  Seligman Financial Services will prepare and furnish to the
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     Directors of the Fund at least quarterly a written report complying with the requirements of Rule 12b-1 under the 1940 Act setting forth all amounts expended under the Plans and the purposes for which such expenditures were made.

8.   Indemnification.  (a) The Fund will indemnify and hold harmless Seligman
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     Financial Services and each person, if any, who controls Seligman Financial
     Services within the meaning of the Act against any losses, claims, damages or liabilities to which Seligman Financial Services or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
     arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement or Prospectus or any other written sales material prepared by the Fund which is utilized by Seligman Financial Services in connection with the sale of Shares or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement and Prospectus) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse Seligman Financial Services and each such controlling person for any legal or other expenses reasonably incurred by Seligman Financial Services or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
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     however, that the Fund will not be liable in any such case to the extent
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     that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus in conformity with written information furnished to the Fund by Seligman Financial Services specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect Seligman Financial Services against any liability to the Fund or its security holders to which Seligman Financial Services would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of its duties, or by reason of the reckless disregard by Seligman Financial Services of its obligations and duties under this Agreement.

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     This indemnity agreement will be in addition to any liability which the
     Fund may otherwise have.

     (b) Seligman Financial Services will indemnify and hold harmless the Fund, each of its Directors and officers and each person, if any, who controls the Fund within the meaning of the Act, against any losses, claims, damages or liabilities to which the Fund or any such Director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any sales material not prepared by the Fund which is utilized in connection with the sale of Shares or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement and Prospectus) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in the case of the Registration Statement and Prospectus to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Fund by Seligman Financial Services specifically for use therein; and Seligman Financial Services will reimburse any legal or other expenses reasonably incurred by the Fund or any such Director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Seligman Financial Services may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be

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          liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

9.   Effective Date.  This Agreement shall become effective upon its execution
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     by an authorized officer of the respective parties to this Agreement, but in no event prior to shareholder approval of the Plans.

10.  Term of Agreement.  This Agreement shall continue in effect until December
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     31 of the year in which it is first effective and through December 31 of each year thereafter if such continuance is approved in the manner required by the 1940 Act and the rules thereunder and Seligman Financial Services shall not have notified the Fund in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty on 60 days' written notice to the other party by vote of a majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and have no direct or indirect financial interest in the operation of the Plans or any agreement related thereto, or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act). This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

11.  Miscellaneous.  This Agreement shall be governed by and construed in
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     accordance with the laws of the State of New York.  Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

     IN WITNESS WHEREOF, the Fund and Seligman Financial Services have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                               SELIGMAN CASH MANAGEMENT FUND, INC.



                               By_____________________________________
                                     Ronald T. Schroeder, President


                               SELIGMAN FINANCIAL SERVICES, INC.

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                               By_____________________________________
                                     Donald R. Pitti, President

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